Exhibit 10.7

Special Equity Award Opportunity Letter Eric Venker President and Chief Operating Officer

July 26, 2024

Dear Eric,

As a key employee of Roivant Sciences, Inc. (“Roivant”), we consider you integral to the future success of our business.  Accordingly, we are pleased to provide you with the potential opportunity to receive one or more special grants of performance-based restricted stock units (“PSUs”) in the future based on an assessment of your contributions to Roivant and its business, subject to, and in accordance with, the terms and conditions set forth in this letter (this “Letter”).

During the period beginning on the date of this Letter and ending on the fifth (5th) anniversary hereof (the “Assessment Period”), the Compensation Committee of the Board of Directors of Roivant Sciences Ltd. (the “Committee”) will review and assesses, on a quarterly basis, whether you have made contributions to Roivant’s business over time that include your successful delivery of value to Roivant and its business beyond and outside the normal operating context (the “Contribution Condition”). The Committee may, following the date of this Letter, identify additional specified criteria that it will take into account when making future determinations as to whether or not you have satisfied the Contribution Condition (which may include, solely by way of example, the Committee’s determination that you have successfully identified an off-the-run investment opportunity that results in 10-figure value creation for Roivant or your taking on additional operating roles that directly lead to unanticipated blockbuster revenue outcomes due specifically to your ideas and execution). The determination as to whether or not you have satisfied the Contribution Condition during the Assessment Period will be made by the Committee in its sole and absolute discretion.

In the event that the Committee determines, in its sole discretion, that you have satisfied the Contribution Condition during the Assessment Period, the Committee will grant to you one or more special awards of PSUs, with the aggregate number of such PSUs that may be granted to you pursuant to all such awards not to exceed 11,900,000 PSUs (the actual number of PSUs, if any, granted to you in the future pursuant to this Letter, the “Special PSUs”). Your eligibility to receive any grant of Special PSUs and the aggregate number of Special PSUs granted to you, if any, will be determined by the Committee in its sole and absolute discretion in accordance with this Letter.

Any Special PSUs actually awarded to you by the Committee under this Letter will be granted pursuant to the terms of the Roivant Sciences Ltd. 2021 Equity Incentive Plan (as amended from time to time, and together with any successor plan thereto, the “EIP”) and an award agreement thereunder, substantially in the form attached hereto as Exhibit A (the “Special PSU Award Agreement”). The effective date upon which the Committee approves any grant of any Special PSUs (or any portion thereof) to you in accordance with this Letter shall be the “Grant Date” for purposes of the Special PSU Award Agreement evidencing the applicable grant of Special PSUs (or portion thereof), which shall be determined on a grant-by-grant basis. To the extent that the Committee determines in its sole discretion that you have not satisfied the Contribution Condition during the Assessment Period, then you will not receive any grant of Special PSUs and the opportunity provided to you under this Letter will be forfeited and cancelled in its entirety without any payment to you.

The Special PSUs described in this Letter are in addition to the award by the Committee of restricted stock units and stock options under the EIP, to be granted on or about the date hereof.

The grant to you of any Special PSUs is subject to (i) your continued full-time employment with Roivant or one of its affiliates in good standing (including, without limitation, good performance and adherence to company policies) through the applicable grant date(s), which such good standing determination shall be made by the Committee in its sole discretion), (ii) the Committee’s determination, in its sole discretion, of your satisfaction of the Contribution Condition during the Assessment Period and (iii) the terms and conditions set forth in this Letter, the EIP and the Special PSU Award Agreement.

We thank you in advance for your future efforts to the success of Roivant and our business.

Best Regards,

Roivant Sciences Ltd.

By: /s/ Matthew Gline
Name: Matthew Gline
Title: Chief Executive Officer

Exhibit A

Special PSU Award Agreement